Exhibit 99.1

LA JOLLA PHARMACEUTICAL COMPANY TO PRESENT AT
NEEDHAM HEALTHCARE CONFERENCE

SAN DIEGO, June 7, 2007 — La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that Deirdre Y. Gillespie, M.D., President and Chief Executive Officer, will present on Wednesday, June 13 at 2:30 pm Eastern Time during the Needham Healthcare Conference. The conference will take place at The Palace Hotel in New York City. An audio webcast of this presentation will be available through the Company’s Web site: .

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is dedicated to improving and preserving human life by developing innovative pharmaceutical products. The Company’s leading product in development is Riquent®, which is designed to treat lupus renal disease by preventing or delaying renal flares. Lupus renal disease is a leading cause of sickness and death in patients with lupus. The Company has also developed small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The NASDAQ Global Market under the symbol LJPC. More information about the Company is available on its Web site: http://www.ljpc.com.

The forward-looking statements in this press release and during the presentation involve significant risks, assumptions and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. The analyses of clinical results of Riquent® (abetimus sodium), previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (lupus), and any other drug candidate that we may develop, including the results of any trials or models that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our previous Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to its secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or any other country, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties or the validity or enforceability of our intellectual property rights, including the ability of the recently issued European composition of matter patent to survive any opposition proceedings. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the availability of sufficient financial resources, timely supply of drug product for clinical trials; our ability to pass all necessary regulatory inspections; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements are subject to the risks, uncertainties and other factors described in the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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